UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2012

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

Four Embarcadero Center, Suite 3720

San Francisco, CA 94111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2012, ECOtality, Inc. (the “Company”) entered into the following material definitive agreements:

Private Placement Agreements

Convertible Note Purchase Agreement

The Company and ABB Technology Ventures Ltd (the “Investor”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, $5,000,000 in aggregate principal amount of a 5.05% Unsecured Convertible Note due 2015 (the “Note”). The Convertible Note Purchase Agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the Investor against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Investor may be required to make in respect of those liabilities.

5.05% Unsecured Convertible Note Due 2015

The Company issued, and completed the sale to the Investor of, the Note. The Note matures on March 13, 2015 and bears interest at a rate of 5.05% per annum, payable quarterly in arrears in cash on the final day of each fiscal quarter beginning on March 31, 2012. The Note is the unsecured obligation of the Company and is senior to the Company’s preferred stock and common stock and other unsecured debt. The Note is convertible into shares of the Company’s common stock at any time, in whole or in part, at the option of the holder at a per share conversion price equal to $1.27, subject to adjustment for stock splits, stock dividends, combinations and other corporate transactions.

Events of default under the Note include, among others, payment defaults, cross-defaults, the Company’s common stock is suspended from trading for a period of time or no longer listed on an eligible trading market, and certain bankruptcy-type events involving the Company or certain subsidiaries. Upon an event of default, the holder may elect to require the Company to redeem all or any portion of the outstanding principal amount of the Note for a price equal to the greater of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as the holders deliver a redemption notice and (B) the greatest closing sale price of the Company’s common stock on any trading day during the period starting on the date immediately preceding the event of default and ending on the trading day immediately prior to the date the Company is required to pay the redemption amount. In addition, upon an event of default the interest rate on the Note will increase by a per annum rate of 2.0% during the first 90-day period immediately following the event of default and will increase an additional 2.0% per annum during each subsequent 90-day period until the event of default has been cured, but in no event will such increase exceed a per annum rate of 6.0%.

The Company may redeem all of the outstanding principal amount of the Note if the Company enters into a binding agreement for a change of control of the Company or if the closing sale price of the Company’s common stock exceeds 300% of the conversion price for thirty (30) consecutive calendar days. If the Company elects to redeem the Note, the redemption price will be equal to 115% of the greater of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as the holders deliver a redemption notice and (B) the greatest closing sale price of the Company’s common stock on any trading day during the period starting on the date the Company elects to redeem the note and ending on the trading day immediately prior to the date the Company is required to pay the redemption amount.

Registration Rights Agreement

In connection with the potential conversion of the Note, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement providing for the resale of the securities issuable upon a conversion of the Note. The registration statement must be filed no later than 60 days after the issuance date of the Note. The registration statement must be declared effective by the Securities and Exchange Commission (the “SEC”) no later than 90 days after the issuance date of the Note (or, in the event of a “full review” by the SEC, no later than 120 days after such issuance date). The Company will be required to pay liquidated damages to the Investor as set forth in the Registration Rights Agreement if it fails to meet these deadlines.

Amendment to Warrant

In connection with the Convertible Note Purchase Agreement, the Company and the Investor entered into an Amendment to Warrant (“Warrant Amendment”), amending that certain warrant to purchase up to 1,041,667 shares of common stock of the Company (the “Warrant”), which the Company issued to the Investor on January 13, 2011. The Warrant Amendment reduces the exercise price applicable to the Warrant from $4.90 per share to $2.50 per share.

Strategic Relationship Agreements

The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement

On March 13, 2012, the Company and ABB Inc., an affiliate of the Investor (“ABB”), entered into the 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement (the “2012 Amended and Restated Collaboration Agreement”), amending, restating and superseding, collectively, that certain Collaboration and Strategic Supplier Relationship Framework Agreement, dated as of January 10, 2011, and that certain Collaboration and Strategic Supplier Relationship For NAM Agreement, dated as of January 10, 2011, between the Company and ABB. The 2012 Amended and Restated Collaboration Agreement, among other things, sets out the general framework upon which the Company and ABB and its affiliates will collaborate to develop and manufacture next generation electrical vehicle charging systems and in connection with the supplier relationship between the Company and ABB with respect to the North American market.

Blink License Agreement

On March 13, 2012, the Company and ABB entered into a Blink License Agreement (the “Blink License Agreement”). Subject to certain restrictions, the Blink License Agreement grants ABB and its affiliates (1) a non-exclusive, non-transferable right and license to use the Blink application platform interface in the ABB electric vehicle charging system products that ABB or its affiliates market and sell in the North American market in perpetuity, (2) the right to use certain of the Company’s trademarks in connection with the marketing and sale in the North American market of ABB products that feature the Blink application platform interface, and (3) the right to grant sublicenses with respect to the rights granted under the Blink License Agreement. As consideration for the license, the Company received $5,000,000 from ABB.

The foregoing descriptions of the terms and conditions of the Convertible Note Purchase Agreement, the Note, the Registration Rights Agreement, the Warrant Amendment, the 2012 Amended and Restated Collaboration Agreement and the Blink License Agreement are qualified in their entirety by the full text of the agreements attached hereto as Exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference.

The closing of the transactions contemplated by the Convertible Note Purchase Agreement and the Warrant Amendment occurred on March 13, 2012. At the closing, the Company received gross proceeds of $5,000,000, issued the Note and entered into the Warrant Amendment.

The securities offered and described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The issuance of the securities in the transaction described above will be effected without registration under the Securities Act in reliance on Section 4(2) thereof or Rule 506 of Regulation D thereunder based on the status of the Investor as an accredited investor as defined under the Securities Act, and such transaction will be effected without using any form of general advertising or general solicitation as such terms are used in Regulation D.

Item 8.01. Other Events.

On March 14, 2012, the Company issued a press release that publicly announced the issuance of the Note, the grant of the Blink License, and the entering into of the 2012 Amended and Restated Collaboration Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
4.1	Unsecured Convertible Note, with original issue date of March 13, 2012, issued by ECOtality, Inc. to ABB Technology Ventures Ltd.
10.1	Convertible Note Purchase Agreement, dated March 13, 2012, by and between ECOtality, Inc. and ABB Technology Ventures Ltd
10.2	Registration Rights Agreement, dated March 13, 2011, by and between ECOtality, Inc. and ABB Technology Ventures Ltd
10.3	Amendment to Warrant, dated March 13, 2012, by and between ECOtality, Inc. and ABB Technology Ventures Ltd
10.4	2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement, dated March 13, 2012, by and between ECOtality, Inc. and ABB Inc.
10.5	Blink License Agreement, dated March 13, 2012, by and between ECOtality, Inc. and ABB Inc.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	March 14, 2012
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	March 14, 2012
H. Ravi Brar

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
4.1	Unsecured Convertible Note, with original issue date of March 13, 2012, issued by ECOtality, Inc. to ABB Technology Ventures Ltd.
10.1	Convertible Note Purchase Agreement, dated March 13, 2012, by and between ECOtality, Inc. and ABB Technology Ventures Ltd
10.2	Registration Rights Agreement, dated March 13, 2011, by and between ECOtality, Inc. and ABB Technology Ventures Ltd
10.3	Amendment to Warrant, dated March 13, 2012, by and between ECOtality, Inc. and ABB Technology Ventures Ltd
10.4	2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement, dated March 13, 2012, by and between ECOtality, Inc. and ABB Inc.
10.5	Blink License Agreement, dated March 13, 2012, by and between ECOtality, Inc. and ABB Inc.
99.1	Press Release